EXHIBIT 10.44

STOCK PURCHASE AGREEMENT

between

NEUROGEN CORPORATION

and

MERCK SHARP & DOHME LIMITED

and

MERCK & CO., INC.

Dated as of November 24, 2003

Exhibit A-1:	Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit A-2:	Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit B-1:	Opinion of Kevin McArdle, Esq.,
Legal Officer of Merck Sharp & Dohme Limited
Exhibit B-2:	Opinion of George Shiebler, Esq.
Vice President and Assistant General Counsel of Merck & Co., Inc.
Exhibit C:	Opinion of Stephen R. Davis, Esq., Executive Vice President and Chief Business Officer of Neurogen Corporation

STOCK PURCHASE AGREEMENT

THIS AGREEMENT, dated as of November 24, 2003, is between Neurogen Corporation (the “Seller”), a Delaware corporation, having an office at 35 Northeast Industrial Road, Branford, Connecticut 06405, and Merck Sharp & Dohme Limited (the “Purchaser”), a company incorporated under the laws of England and Wales, whose registered office is at Hertford Road, Hoddesdon, Hertfordshire, EN11 9BU United Kingdom, and, for purposes of Section 6, Merck & Co., Inc. (the “Guarantor”), a New Jersey corporation having an office at One Merck Drive, Whitehouse Station, New Jersey 08889-0100. The Seller has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-98237), including a prospectus relating to up to $75,000,000 of its debt securities, common stock, preferred stock and warrants (the “Securities”) and will file with, or mail for filing to, the Commission a prospectus supplement specifically relating to the Common Stock (as hereinafter defined) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The term “Registration Statement” means the registration statement as amended to the date hereof. The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the prospectus supplement specifically relating to the Shares (as hereinafter defined), as filed with, or mailed for filing to, the Commission pursuant to Rule 424. As used herein, the terms “Registration Statement”, "Prospectus" and “Basic Prospectus” shall include in each case the material incorporated by reference therein.

The Seller desires to sell, and the Purchaser desires to purchase, on the terms and conditions provided herein, the Shares (as defined in Section 1 hereof). The Seller and the Purchaser therefore agree as follows:

1. Purchase and Sale of the Shares.

The purchase and sale hereunder (the “Closing”) shall take place at the offices of the Seller set forth above at 9:00 A.M. on a date that is within fifteen (15) days after the Effective Date (as defined below) or such other time and date as the Seller and Purchaser may agree upon in writing. Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, the Seller agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the number of shares of Common Stock, par value $.025 per share (the “Common Stock”), of the Seller (the “Shares”) that reflect an aggregate market price of $15,000,000, using the average of the market prices per Share of Common Stock at the close of trading on the Nasdaq National Market for the twenty-five (25) trading days preceding the Effective Date (as such term is defined in the Research Collaboration and License Agreement, dated as of November 24, 2003 between the Seller and the Purchaser (the "Collaborative Agreement")), for an aggregate purchase price of $15,000,000 for the Shares.

At the Closing, the Seller shall deliver to the Purchaser a certificate in definitive form and registered in the name of the Purchaser evidencing the Shares against payment by the Purchaser of the aggregate purchase price therefor by wire transfer pursuant to written instructions to be provided to the Purchaser by the Seller in immediately available funds.

The obligations of the Purchaser hereunder shall be subject to the receipt from Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Seller, of opinions dated the date of the Closing, substantially in the form of Exhibits A-1 and A-2 hereto, and to the receipt from Stephen R. Davis, Esq., counsel to the Seller, or from Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Seller, of an opinion dated the date of the Closing, substantially in the form of Exhibit C hereto.

The obligations of the Seller hereunder shall be subject to the receipt from Kevin McArdle, Legal Officer of the Purchaser, of an opinion dated the date hereof, substantially in the form of Exhibit B-1 hereto, and to the receipt from George Shiebler, Vice President and Assistant General Counsel of the Guarantor, of an opinion dated the date hereof, substantially in the form of Exhibit B-2 hereto.

The obligations of the Seller hereunder shall also be subject to the receipt from the Purchaser of the $15,000,000 licensing fee required under Section 6.2 of the Collaborative Agreement.

2. Representations and Warranties by the Seller.

The Seller represents and warrants to the Purchaser as follows:

2.1. Effectiveness of Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Seller’s knowledge, threatened by the Commission.

2.2. Existence and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure so to be qualified or be in good standing would not materially adversely affect the Seller’s business or prospects.

2.3. Authority. The Seller has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting enforcement of creditors’ rights generally and subject to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

2.4. Valid Issuance. The Shares to be issued and sold to the Purchaser hereunder have been duly and validly authorized and, upon issuance and delivery and payment therefor by the Purchaser in accordance herewith, will be validly issued, fully paid and nonassessable.

2.5. No Conflict. The execution and delivery by the Seller of this Agreement do not, and the performance by the Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Seller; (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule, regulation applicable to the Seller or by which it or its properties are bound (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or materially adversely affect the Seller’s business or prospects); or (c) conflict with, or result in a violation or breach of, the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would constitute an event of default) under, or result in the creation of a lien or encumbrance on any of the properties of the Seller pursuant to, any indenture, mortgage, lease, agreement or other instrument to which the Seller is a party or by which it, or its properties, may be bound or effected, and which, individually or in the aggregate with other such indentures, mortgages, leases, agreement or other instruments, is material to the validity or enforceability of this Agreement or material to the Seller’s business or prospects.

2.6. Filing of Reports. The Seller has filed all reports required to be filed under (the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the previous twelve (12) months, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (collectively, the “Exchange Act Reports”).

2.7. Financial Statements. The financial statements included in the Exchange Act Reports present fairly the financial position of the Seller as of the dates indicated and the results of its operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise indicated in the Exchange Act Reports.

2.8. Absence of Certain Changes or Events. Except as disclosed to the Purchaser or in the Exchange Act Reports, (a) since June 30, 2003, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Seller and (b) between such date and the date hereof the Seller has conducted its businesses only in the ordinary course consistent with past practice.

2.9. Capital Stock. The authorized capital stock of the Seller consists of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.025 per share (the “Preferred Stock”), of which, as of June 30, 2003, 17,946,000 shares of Common Stock were issued and outstanding. There are no shares of Preferred Stock issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of Common Stock was issued in violation of the preemptive rights, if any, of any stockholder of the Seller.

2.10. Government Approvals. No consent, approval, authorization or order of, or designation, declaration or filing with, any court or governmental agency or body on the part of the Seller is necessary for the execution and delivery of this Agreement by the Seller and the delivery of the Shares to be sold by it hereunder or for the performance by it of any of the terms or conditions hereof, except (i) where the failure to obtain such consent, approval, authorization or order, or make such designation, declaration or filing, would not materially adversely affect the validity or enforceability of this Agreement or would not materially adversely affect the Seller’s business or prospects or (ii) consents, approvals, authorizations or orders, including the expiration or termination of relevant waiting periods, which may be required pursuant to Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations thereunder.

3. Representations and Warranties by the Purchaser.

The Purchaser represents and warrants to the Seller as follows:

3.1. Existence and Good Standing. The Purchaser and the Guarantor are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation, are qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the conduct of their business or the ownership of their properties require such qualification, except where the failure so to be qualified or be in good standing would not materially adversely affect the Purchaser’s or the Guarantor’s business or prospects.

3.2. Authority. The Purchaser and the Guarantor have full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and the Guarantor and constitutes the valid and binding obligation of the Purchaser and the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting enforcement of creditors’ rights generally and subject to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3. No Conflict. The execution and delivery by the Purchaser and the Guarantor of this Agreement do not, and the performance by the Purchaser and the Guarantor of their obligations under this Agreement and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Purchaser or the Guarantor; (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule, regulation applicable to the Purchaser or the Guarantor or by which they or their properties are bound (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or materially adversely affect the Purchaser’s or Guarantor’s business or prospects); or (c) conflict with, or result in a violation or breach of, the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would constitute an event of default) under, or result in the creation of a lien or encumbrance on any of the properties of the Purchaser or the Guarantor pursuant to, any indenture, mortgage, lease, agreement or other instrument to which the Purchaser or the Guarantor is a party or by which they, or their properties, may be bound or effected, and which, individually or in the aggregate with other such indentures, mortgages, leases, agreement or other instruments, is material to the validity or enforceability of this Agreement or material to the Purchaser’s or the Guarantor’s business or prospects.

3.4. Government Approvals. No consent, approval, authorization or order of, or designation, declaration or filing with, any court or governmental agency or body on the part of the Purchaser or the Guarantor is necessary for the execution and delivery of this Agreement by the Purchaser or the Guarantor or for the performance by either of them of any of the terms or conditions hereof, except (i) where the failure to obtain such consent, approval, authorization or order, or make such designation, declaration or filing, would not materially adversely affect the validity or enforceability of this Agreement or would not materially adversely affect the Purchaser’s or the Guarantor’s business or prospects or (ii) consents, approvals, authorizations or orders, including the expiration or termination of relevant waiting periods, which may be required pursuant to Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations thereunder.

3.5 Affiliate Status. The Purchaser is an affiliate of the Guarantor.

4. Agreements.

4.1. No Broker. Each party represents and warrants to the other that it has not dealt with any broker, finder or financial advisor, other than any financial advisor whose fees and expenses shall be paid by the party who retained same, in connection with the transactions contemplated hereby, and each party covenants that it will indemnify and hold the other harmless in respect of any commission, fee, judgment or expense of any nature and kind which they may become liable to pay by reason of any claim by or on behalf of any broker, finder or financial advisor based on any action taken or communication made by such party in connection with the transactions contemplated by this Agreement or any litigation or similar proceeding arising from any such claim.

4.2. Limitation on Liability. The Purchaser agrees that, in the case of claims arising out of the breach of any representation, warranty, covenant or agreement contained herein, the Seller shall not be liable for any damages, losses, liabilities or expenses incurred or suffered by the Purchaser arising out of one or more such breaches in an amount greater than the purchase price received by the Seller for the Shares with respect to which such breach occurred.

4.3. Further Investments, etc. (a) Notwithstanding anything herein to the contrary, from the date hereof, [________________] (collectively, the “Standstill Period”), neither the Purchaser nor any of its Affiliates (as such term is defined in the Collaborative Agreement) will, directly or indirectly, acting alone or in concert with others, unless specifically permitted in writing in advance by the Board of Directors of the Seller (the “Board”):

(i) in any manner acquire or agree, attempt, seek or propose to acquire (by purchase, through the acquisition or control of another person, or otherwise (except through stock split, stock dividend or other direct issuance or distribution in respect of the Shares by the Seller) ownership (including beneficial ownership) of any securities issued by the Seller, or any rights or options to acquire such ownership (including from a third party), unless (A) the Purchaser or its Affiliates are specifically invited in writing to do so by a majority of the Board, (B) the Seller announces publicly that it is seeking a purchaser that will acquire ownership and control of a majority of its Common Stock, (C) the Seller receives a bona fide offer from a third party to acquire ownership and control of a majority of its Common Stock, (D) a third party (except for a mutual fund, investment advisor, financial institution or other similar entity) acquires beneficial ownership of Common Stock representing in excess of 20% of the then issued and outstanding Common Stock of the Seller or (E) the Seller publicly announces a transaction or intention to effect a transaction, which would result in (i) the sale by the Seller of substantially all of its assets, (ii) ownership (including beneficial ownership), after giving effect to such transaction or proposed transaction, by the Seller’s stockholders of less than 50% of the issued and outstanding common stock of the acquiring entity or in the case of a merger transaction, the surviving corporation, or (iii) a third party (except for a mutual fund, investment advisor, financial institution or other similar entity) acquiring beneficial ownership of Common Stock representing in excess of 20% of the issued and outstanding Common Stock of the Seller;

(ii) otherwise act, directly or indirectly, alone or in concert with others, to seek to control the management, the Board, policies or affairs of the Seller, other than as contemplated in the Collaborative Agreement;

(iii) make, or cause or participate in, any “solicitation” of “proxies” (as such terms are defined in Regulation 14A under the Exchange Act) to vote any Common Stock or other class of voting securities (“Other Voting Securities”) of the Seller, or execute any written consent with respect to the Seller;

(iv) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Seller or induce or attempt to induce any other person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board or seek the removal of any member of the Board;

(v) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Stock or Other Voting Securities of the Seller; or

(vi) in any manner transfer, sell, dispose of or agree, to transfer, sell, dispose of (by sale, pledge or otherwise) (a “Transfer”) its ownership (including beneficial ownership) of any Common Stock or Other Voting Securities to any party or group (other than an Affiliate of the Purchaser that has assumed unconditionally in writing all of the obligations of the Purchaser under this Agreement), if after giving effect to such Transfer, such party or group (including its Affiliates) own (including beneficial ownership) Common Stock or Other Voting Securities representing in excess of seven (7)% of the issued and outstanding Common Stock or Other Voting Securities of the Seller; provided, however, that the Purchaser may Transfer such securities in the manner contemplated in, and subject to the provisions of, Section 4.4;

(b) During the Standstill Period (i) the Purchaser agrees that it will be present (either in person or by proxy) at all meetings of the Seller’s stockholders for quorum purposes and (ii) on any matter presented to the Seller’s stockholders, the Purchaser shall vote as proposed or recommended by the Board, such number of its Shares as shall result from the multiplication of the number of Shares so owned by the Purchaser by a fraction the numerator of which is the total number of Shares held by shareholders other than the Purchaser which are represented at the meeting and voted by such other shareholders as proposed or recommended by the Board, and the denominator of which is the total number of Shares represented and entitled to vote on such matter at the meeting by all shareholders.

(c) The Purchaser acknowledges and agrees that in the event of any breach of this Section 4.3, including, without limitation, paragraph (a) hereof, the Seller would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Seller shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the Purchaser further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Seller. The provisions of this Section 4.3. shall be binding upon any person that is now or hereafter becomes an Affiliate of the Purchaser or the Seller and any of their respective successors and assigns.

4.4. Right of First Refusal. (a) If the Purchaser has a bona fide intent to Transfer Common Stock or Other Voting Securities to a third party in a manner which, but for this Section 4.4, would be prohibited under Section 4.3(a)(vi), then it will provide the Seller with written notice (the “Notice”) thereof which Notice will include (i) the material terms and conditions of such proposed Transfer, (ii) the number of shares of Common Stock, or Other Voting Securities to be transferred (the “Subject Shares”), (iii) the identity and address of the proposed transferee and (iv) a representation from the proposed transferee that its intent to purchase the Subject Shares is bona fide.

(b) The Seller (and/or a third party designated by the Seller) will have thirty (30) days after the date that the Purchaser provides the Notice to notify the Purchaser that the Seller intends to purchase the Subject Shares referred to in the Notice on the financial terms specified therein. Should the Seller (and the Seller’s designee) fail to exercise its right of first refusal within such thirty (30) day period, the Purchaser will be entitled to Transfer the Subject Shares to such proposed transferee on terms and conditions not materially different than the terms disclosed to the Seller; provided, however, as a condition precedent to any transfer of Subject Shares to a third person in accordance with Section 4.4, the proposed transferee will be required to assume unconditionally in writing all of the obligations of the Purchaser under this Agreement, but, if such proposed transferee, immediately after giving effect to the Transfer of the Subject Shares, will own Common Stock and Other Voting Securities representing less than 15% of the issued and outstanding Common Stock and Other Voting Securities of the Seller, then such proposed transferee will be required to assume unconditionally in writing all of the obligations of the Purchaser under this Agreement other than the Purchaser’s obligations under this Section 4.4.

5. Miscellaneous.

5.1. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

5.2. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.3. Representations and Warranties. All representations and warranties made hereunder by any party shall survive the execution and delivery of this Agreement and the payment for and delivery of the Shares.

5.4. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective heirs, executors, legal representatives, successors and assigns of the parties hereto whether so expressed or not.

5.5. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect thereto, and may be waived, changed, discharged or terminated only by an instrument in writing duly executed by or on behalf of the party against whom enforcement of any waiver, change, discharge or termination is sought.

5.6. Amendment. This Agreement may be amended, supplemented or modified only by an instrument in writing duly executed by or on behalf of each party hereto.

5.7. Interpretation. The descriptive headings of the several paragraphs and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Words in the singular include the plural and vice versa; masculine pronouns include feminine and neuter versions thereof.

5.8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without regard to principles of conflicts of law. The parties irrevocably submit to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The parties waive any objection which they may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The parties agree that a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding on the parties, and may be enforced in any court of the jurisdiction of which any party is or may be subject by a suit upon such judgment; provided that service or process is effected upon the party as permitted by applicable law.

5.9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.10. Notices. All notices shall be in writing delivered personally, mailed via certified mail, return receipt requested, or courier, or shall be given by telegraph, telex, telecopy or cable, confirmed by letter mailed as provided above, addressed as follows, or to such other address as may be designated from time to time by notice given in the manner provided in this Section 5.10:

If to the Purchaser:	To the Purchaser at its address as set forth at the beginning of this Agreement

	Attention:	Vice President, Neuroscience Research
Facsimile No.: 44 1279440178

	with copy to the Guarantor:	Chief Licensing Officer
Facsimile No.: (908) 735-1214

If to the Guarantor:	Merck & Co., Inc.
One Merck Drive
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attention: Office of Secretary
Facsimile No.: (908) 735-1246

	with copy to:	Chief Licensing Officer
Facsimile No.: (908) 735-1214

If to the Seller:	To the Seller at its address as set forth at the beginning of this Agreement

Attention: Stephen R. Davis
Executive Vice President and
Chief Business Officer

with copy to: President and CEO

Notices given personally shall be deemed given as of the date delivered. Notices given by telegraph, telex, telecopy or cable shall be deemed given as of the date received, provided that the letter confirming any such notice shall have been mailed on the same date and shall have been received. Mailed notices shall be deemed given as of the date of receipt by the party to whom such notices are directed.

6. Guaranty. The Guarantor, as the parent company of the Purchaser, hereby unconditionally and irrevocably guarantees the prompt payment and full performance when due of all of the Purchaser’s obligations under this Agreement and all agreements executed in connection herewith (the “Obligations”). The foregoing guaranty shall be continuing until all Obligations now existing or hereafter arising have been discharged in full, and shall be and continue to be fully effective notwithstanding any written amendment to this Agreement or any of the Obligations (but subject to any changes to the Obligations resulting therefrom), any extensions of time for performance of any Obligations (but subject to any changes to the Obligations resulting therefrom), any release or discharges of any security for any Obligations, and shall be fully enforceable against the Guarantor without first proceeding against, making demand upon, or exhausting any remedy against the Purchaser.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first written above.

NEUROGEN CORPORATION

By:	/s/ Stephen R. Davis

--------------------------
Stephen R. Davis, Esq.
Executive Vice President and Chief
Business Officer

MERCK SHARP & DOHME LIMITED

By:	/s/ Vincent Lawton

--------------------------
Mr. Vincent Lawton
Managing Director

Merck & Co., Inc. executes this Agreement solely for purposes of Section 6 of the Agreement.

MERCK & CO., INC.

By:	/s/ Richard N. Kender

--------------------------
Mr. Richard N. Kender
Vice President – Business Development & Corporate Licensing

* Confidential treatment of the omitted material has been requested pursuant to the Confidential Treatment Request dated March 12, 2004.

EXHIBIT A-1

Opinion of Milbank, Tweed, Hadley & McCloy LLP

, 2003

Merck Sharp & Dohme Limited
Hertford Road
Hoddesdon
Hertfordshire, EN11 930
United Kingdom

Ladies and Gentlemen:

We have acted as special counsel for Neurogen Corporation, a Delaware corporation (the “Company”), in connection with your purchase this day of           shares (the “Shares”) of Common Stock, par value $.025 per share (the “Common Stock”), of the Company, pursuant to the Stock Purchase Agreement, dated as of November 24, 2003 relating to the Common Stock (the “Purchase Agreement”), entered into by you and, solely for purposes of Section 6, Merck & Co., Inc. with the Company. Capitalized terms used and not defined herein shall have the meaning given to them in the Purchase Agreement.

As such counsel, we have examined originals, or copies identified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Purchase Agreement.

On the basis of the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. The Purchase Agreement has been duly executed and delivered by or on behalf of the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforceability of creditors’ rights generally. The enforceability of the Agreement is further subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

3. The Shares of Common Stock have been duly authorized and, upon issuance and sale to the Purchaser pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be fully paid and nonassessable and the Common Stock conforms to the description thereof contained in the Prospectus in all material respects.

4. The Registration Statement has been declared effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act of 1933, as amended, or proceedings therefor initiated or threatened by the Commission.

We express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

The opinions contained herein are rendered to you and are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

EXHIBIT A-2

Opinion of Milbank, Tweed, Hadley & McCloy LLP

, 2003

Merck Sharp & Dohme Limited
Hartford Road
Haddeson
Hartfordshire EN11 9 BU
United Kingdom

Ladies and Gentlemen:

We have acted as special counsel to Neurogen Corporation, a Delaware corporation (the “Company”), in connection with the purchase by Merck Sharp & Dohme Limited (“MSD”) of [           ] shares (the “Shares”) of Common Stock, par value $.025 per share (the “Common Stock”), of the Company, pursuant to the Stock Purchase Agreement, dated as of November 24, 2003 (the “Purchase Agreement”), between the Company and MSD and, for purposes of Section 6, Merck & Co., Inc. (the “Guarantor”). Capitalized terms used and not defined herein shall have the meaning given to them in the Purchase Agreement.

MSD has requested our view as to whether MSD would be an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Act”) as a result of its ownership of the Shares.

As special counsel for the Company, we have examined originals, or copies identified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the views hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such views, we have, when relevant facts were not independently established, relied upon certifications and representations by officers of the Company and other appropriate persons and statements contained in the Purchase Agreement.

BACKGROUND

We understand that the Company has entered into the Collaborative Agreement with MSD and, for purposes of Section 11.16 thereof, the Guarantor to combine efforts and engage in a collaborative program to discover, research and develop drugs. In connection with the Collaborative Agreement, the Company has also entered into the Purchase Agreement with MSD and, for purposes of Section 6 thereof, the Guarantor pursuant to which MSD has acquired the Shares which represent [12]% of the outstanding Common Stock of the Company, prior to the exercise of any outstanding warrants or options to purchase Common Stock.

Rule 405 defines the terms “affiliate” and “control” as follows:

“An ‘affiliate’ of, or person ‘affiliated’ with, a specified person , is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.”

“The term ‘control’ (including the terms ‘controlling,’ ‘controlled by’ and ‘under common control with’) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

ASSUMPTIONS

In rendering our views expressed herein, we have assumed that:

1. The Purchase Agreement and the Collaborative Agreement (collectively, the “Program Documents”) have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in our opinion dated the date hereof as to the Company) constitute legal, valid, binding and enforceable obligations of all of the parties to such documents; (ii) all signatories to the Program Documents have been duly authorized; and (iii) all of the parties to the Program Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Program Documents.

2. The only shares of Common Stock acquired or owned, directly or indirectly, including through the exercise of warrants, options or convertible securities, by MSD and its Affiliates were acquired pursuant to the Purchase Agreement and are subject to the restrictions set forth in Section 4 of the Purchase Agreement with which MSD and its Affiliates will comply.

3. The Company’s Board of Directors has not authorized MSD or any of its Affiliates in writing to take any actions, and they will not take any actions, which contravene the provisions of Section 4.3 of the Purchase Agreement.

4. No director or officer of the Company is affiliated or associated with or in any way related to either MSD or any of its Affiliates.

5. As of the date hereof, (i) Common Stock of the Company is held by the following stockholders in the following percentages: Biotechnology Value Fund, L.P. – 11%; OppenheimerFunds, Inc. – 14%; Pfizer – 16%; Tisch Family – 22%; and Wellington Management Company, LLP- 14% (the “Significant Holders”) and (ii) Julian C. and Felix J. Baker, who have discretionary authority over the Tisch Family holdings, are members of the Company’s Board of Directors.

6. There are no agreements or understandings, informal or otherwise, between the Guarantor or MSD and the Significant Holders or any other person relating to the management or control of the Company.

7. MSD and its Affiliates will comply with their obligations under Section 4 of the Purchase Agreement.

8. The Company’s relationship with MSD and its Affiliates under the Collaborative Agreement is of a commercial nature and does not in any way permit MSD or its Affiliates to “control” the Company. The Company has no other significant business relationship with MSD or its Affiliates.

9. MSD and/or its Affiliates will file a Form 13G with the Securities and Exchange Commission (the “Commission”) in respect of their ownership of the Shares. Neither MSD nor any of its Affiliates is a part of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to the Common Stock or Other Voting Securities of the Company, including informal arrangements or patterns of consultation or cooperation.

10. Neither MSD nor its Affiliates are seeking to change or influence the “control” the Company through the Purchase Agreement.

11. The Company currently has in place research and development agreements with two large pharmaceutical companies.

Based upon and subject to the foregoing (including, without limitation, the correctness of the assumptions set forth above), and subject also to the qualifications and limitations set forth below, and having considered such questions of law as we have deemed necessary, MSD should not be deemed to be an “affiliate” of the Company as of the date hereof within the meaning of Rule 405 under the Act as a result of MSD’s ownership of the Shares. We note that our views are highly dependent on the facts and circumstances relating to MSD’s ownership of the Shares, and facts or circumstances that differ from our understanding could cause us to change our views.

We have not sought the views of the staff of the Commission concerning the matters discussed herein. In this regard, we note that the views of the staff of the Commission may be given substantial weight and deference by judicial authorities, particularly in matters involving the purposes and policies of a statute, such as the Act, which is administered by the Commission and rules and regulations adopted by the Commission. In rendering the views expressed herein, we have considered past Commission interpretations which are not necessarily binding on the current Commission and which do not expressly afford to us direct precedent for our views.

We express no view as to matters governed by any laws other than the Federal laws of the United States of America.

This letter is provided to MSD at its request and may not be relied upon by any other person or for any other purpose other than in connection with the matters described herein without our prior written consent in each instance. The views set forth herein are issued and expressed as of the date hereof. We do not assume or undertake any responsibility to advise MSD of changes in either fact or law which may come to our attention after the date hereof.

Very truly yours,

RBW/DBB Jr.

EXHIBIT B-1

Opinion of Kevin McArdle, Esq.

, 2003

Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut 06405

Dear Sirs:

I have acted as counsel for Merck Sharp & Dohme Limited, a company incorporated under the laws of England and Wales (the “Company”), in connection with the purchase by the Company from you, pursuant to the Stock Purchase Agreement, dated as of November 24, 2003 (the “Agreement”), of ________ shares of Common Stock, par value $.025 per share, of the Company.

I have examined originals or copies identified to my satisfaction of such documents and other materials as I have deemed necessary for the purposes of this opinion.

Based on the foregoing, it is my opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2. The Agreement has been duly executed and delivered by or on behalf of the Company.

Very truly yours,

EXHIBIT B-2

Opinion of George Shiebler, Esq.

, 2003

Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut 06405

Dear Sirs:

I have acted as counsel for Merck Sharp & Dohme Limited, a company incorporated under the laws of England and Wales (the “Company”) and Merck & Co., Inc., a New Jersey corporation (the “Guarantor”), in connection with the purchase by the Company from you, pursuant to the Stock Purchase Agreement, dated as of November 24, 2003 (the “Agreement”), of ________ shares of Common Stock, par value $.025 per share, of the Company.

I have examined originals or copies identified to my satisfaction of such documents and other materials as I have deemed necessary for the purposes of this opinion.

Based on the foregoing, it is my opinion that:

1. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

2. Assuming that (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) the Agreement has been duly executed and delivered by or on behalf of the Company (as to each of which I express no opinion), the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally, and subject to the effect of general equitable principles.

3. The Agreement has been duly executed and delivered by or on behalf of the Guarantor and Section 6 of the Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally, and subject to the effect of general equitable principles.

I express no opinion as to the laws of England and Wales.

Very truly yours,

EXHIBIT C

Opinion of Stephen R. Davis, Esq.

, 2003

Merck Sharp & Dohme Limited
Hertford Road
Hoddesdon
Hertfordshire EN11 93U
United Kingdom

Dear Sirs:

I have acted as counsel for Neurogen Corporation, a Delaware corporation (the “Company”), in connection with your purchase this day of           shares (the “Shares”) of Common Stock, par value $.025 per share (the “Common Stock”), of the Company, pursuant to the Stock Purchase Agreement, dated as of November 24, 2003 relating to the shares (the “Purchase Agreement”), entered into by you with the Company. Capitalized terms used and not defined herein shall have the meaning given to them in the Purchase Agreement.

As such counsel, I have examined originals, or copies identified to my satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.

I participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and the documents incorporated by reference therein. In connection with my participation in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement, I have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the documents incorporated by reference therein, and the limitations inherent in my review and the knowledge available to me are such that I am unable to assume, and I do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the documents incorporated by reference therein, except as otherwise specifically stated herein. However, during my participation as described above no information was disclosed to me which gave me reason to believe that the Registration Statement or any amendment thereto (except for financial statements, supporting schedules and other financial and statistical data, as to which I express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial and statistical data, as to which I express no opinion), as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I express no opinion as to any document filed by the Company under the Securities Exchange Act of 1934, as amended, whether prior or subsequent to the date of the Prospectus, except to the extent that such documents are incorporated by reference in the Registration Statement and read together with the Registration Statement or the Prospectus and considered as a whole.

Very truly yours,